Exhibit 99.1

DuPont Reports First Quarter 2024 Results

•Net Sales of $2.9 billion decreased 3%; organic sales decreased 6% versus year-ago period
•GAAP Income from continuing operations of $183 million; operating EBITDA of $682 million
•GAAP EPS from continuing operations of $0.41; adjusted EPS of $0.79
•Cash provided by operating activities from continuing operations of $493 million; adjusted free cash flow of $286 million
•$500 million accelerated share repurchase (ASR) transaction launched in February was completed in April
•Raises full year 2024 guidance for net sales, operating EBITDA and adjusted EPS

WILMINGTON, Del., May 1, 2024 - DuPont (NYSE: DD) announced its financial results(1) for the first quarter ended March 31, 2024.

“First quarter 2024 financial results exceeded our expectations driven by better-than-expected volumes along with a continued focus by our teams on operational execution and cost discipline,” said Ed Breen, DuPont Executive Chairman and Chief Executive Officer. “The first quarter was encouraging as the electronics market saw continued recovery, demonstrated by 11 percent year-over-year volume growth in Semiconductor Technologies and another quarter of volume growth in Interconnect Solutions. Channel inventory destocking within our industrial-based businesses has bottomed and assumed recovery timing is on track with our previous expectations. In addition, we delivered significant year-over-year cash flow improvement during the first quarter driven by our continued focus on working capital improvement,” Breen concluded.

First Quarter 2024 Results(1)

Dollars in millions, unless noted	1Q’24	1Q’23	Change vs. 1Q’23	Organic Sales (2) vs. 1Q’23
Net sales	$2,931	$3,018	(3)%	(6)%
GAAP Income from continuing operations	$183	$273	(33)%
Operating EBITDA(2)	$682	$714	(4)%
Operating EBITDA(2) margin %	23.3%	23.7%	(40) bps
GAAP EPS from continuing operations	$0.41	$0.58	(29)%
Adjusted EPS(2)	$0.79	$0.84	(6)%
Cash provided by operating activities – cont. ops.	$493	$405	22%
Adjusted free cash flow(2)	$286	$173	65%

Net sales
•Net sales decreased 3% as organic sales(2) decline of 6% and currency headwind of 1% was partially offset by a favorable portfolio impact of 4%, primarily reflecting the August 2023 Spectrum acquisition.
•Organic sales(2) decline of 6% consisted of a 5% decrease in volume and a 1% decrease in price.
◦Lower volume was driven by the impact of continued channel inventory destocking in industrial-based businesses, including for water technologies mainly in China and medical packaging within Safety Solutions, partially offset by strong growth within electronics markets.
•10% organic sales(2) decline in Water & Protection; 2% organic sales(2) decline in Electronics & Industrial; 1% organic sales(2) growth in the retained businesses reported in Corporate.
•8% organic sales(2) decline in EMEA; 7% organic sales(2) decline in U.S. & Canada; 4% organic sales(2) decline in Asia Pacific.

(1) Results and cash flows are presented on a continuing operations basis. See page 5 for further information, including the basis of presentation included in this release.
(2) Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See page 6 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 11 of this communication. Adjusted EPS outlook on page 3 assumes the $1B share repurchase program is substantially complete by year-end 2024.
(3) During first quarter 2024, the Company realigned the management and reporting structure of certain product lines within the three E&I lines of business. E&I line of business revenue amounts for historical periods have been recast to conform to the new structure.

GAAP Loss from continuing operations
•GAAP income/GAAP EPS from continuing operations decreased due primarily to higher charges related to restructuring activities, lower segment earnings and higher net interest expense partially offset by the benefit of a lower share count.

Operating EBITDA(2)
•Operating EBITDA(2) decreased as volume declines were partially offset by the impact of lower product costs and the earnings contribution from the Spectrum acquisition.

Adjusted EPS(2)
•Adjusted EPS(2) decreased as lower segment earnings and higher net interest expense more than offset the benefit of a lower share count.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $493 million and capital expenditures of $207 million resulted in adjusted free cash flow(2) of $286 million. Adjusted free cash flow conversion(2) during the quarter was 86%.

First Quarter 2024 Segment Highlights

Electronics & Industrial

Dollars in millions, unless noted	1Q’24	1Q’23	Change vs. 1Q’23	Organic Sales(2) vs. 1Q’23
Net sales	$1,365	$1,296	5%	(2)%
Operating EBITDA	$374	$362	3%
Operating EBITDA margin %	27.4%	27.9%	(50) bps

Net sales
•Net sales increased 5% as favorable portfolio impact of 8% primarily reflecting the Spectrum acquisition was partially offset by organic sales(2) decline of 2% and a currency headwind of 1%.
•Organic sales(2) decline of 2% reflects a 1% decline in price and a 1% decline in volume.
◦Semiconductor Technologies(3) sales up 10% on an organic basis driven by the start of semiconductor demand recovery and normalization of customer inventory levels, along with increased demand for OLED materials.
◦Interconnect Solutions(3) sales up slightly on an organic basis as mid-single digit volume gains were mostly offset by the impact of lower pass-through metals prices.
◦Industrial Solutions(3) sales down about 20% on an organic basis due primarily to ongoing channel inventory destocking for Kalrez® parts and within biopharma markets.

Operating EBITDA
•Operating EBITDA increased as strength in Semiconductor Technologies and Interconnect Solutions and the earnings contribution from the Spectrum acquisition was partially offset by the impact of lower volumes in Industrial Solutions.

Water & Protection

Dollars in millions, unless noted	1Q’24	1Q’23	Change vs. 1Q’23	Organic Sales(2) vs. 1Q’23
Net sales	$1,291	$1,449	(11)%	(10)%
Operating EBITDA	$295	$344	(14)%
Operating EBITDA margin %	22.9%	23.7%	(80) bps

Net sales
•Net sales decreased 11% due to a 10% decrease in volume and a currency headwind of 1%.
◦Safety Solutions sales down low-teens on an organic(2) basis on volume declines driven mainly by channel inventory destocking, most notably for medical packaging products within healthcare markets.
◦Water Solutions sales down mid-teens on an organic(2) basis driven by lower volumes resulting from distributor inventory destocking and weaker industrial demand in China.
◦Shelter Solutions sales flat on an organic(2) basis.

Operating EBITDA
•Operating EBITDA decreased due to lower volumes partially offset by the impact of lower product costs.

Financial Outlook

Dollars in millions, unless noted	2Q’24E	Full Year 2024E
Net sales	~$3,025	$12,100 - $12,400
Operating EBITDA(2)	~$710	$2,900 - $3,050
Adjusted EPS(2)	~$0.84	$3.45 - $3.75

“We are raising our financial guidance for the year for net sales, operating EBITDA and adjusted EPS,” said Lori Koch, Chief Financial Officer of DuPont. “At the mid-point of our updated guidance ranges for full year 2024, we now estimate net sales of about $12.25 billion, operating EBITDA of about $2.975 billion and adjusted EPS of $3.60 per share.”

“For the second quarter of 2024, we expect sequential sales and earnings improvement driven by favorable seasonality, continued electronics recovery, and reduced channel inventory destocking in industrial-based end-markets including water and medical packaging,” Koch continued. “Year-over-year sales and earnings growth assumed in the second half of 2024 is expected to be driven by further electronics market recovery and a return to volume growth in W&P.”

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Chris Mecray chris.mecray@dupont.com +1 302-295-5860	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On November 1, 2023, DuPont completed the divestiture of the Delrin® acetal homopolymer (H-POM) business to TJC LP, (the “Delrin® Divestiture”). The results of operations for the three months ended March 31, 2023 present the financial results of the Delrin® Divestiture as discontinued operations. Unless otherwise indicated, the discussion of results, including the financial measures further discussed below, refers only to DuPont's Continuing Operations and does not include discussion of balances or activity of the Delrin® Divestiture.

Effective as of January 1, 2024, Electronics & Industrial realigned certain product lines that comprise its business units (Industrial Solutions, Interconnect Solutions and Semiconductor Technologies) that are intended to optimize business operations across the segment leading to enhanced value for our customers and cost savings. The realignment did not result in changes to total Electronics and Industrial segment net sales.

Cautionary Statement about Forward-looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," “stabilization,” “confident,” “preliminary,” “initial,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding outlook, expectations and guidance.

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: i) the possibility that the Company may fail to realize the anticipated benefits of the $1 billion share repurchase program announced on February 6, 2024 and that the program may be suspended, discontinued or not completed prior to its termination on June 30, 2025; (ii) risks and uncertainties related to the settlement agreement concerning PFAS liabilities reached June 2023 with plaintiff water utilities by Chemours, Corteva, EIDP and DuPont; (iii) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and between DuPont, Corteva and Chemours, including the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; (iv) ability to achieve anticipated tax treatments in connection with completed and future, if any, divestitures, mergers, acquisitions and other portfolio changes actions and impact of changes in relevant tax and other laws; (v) indemnification of certain legacy liabilities; (vi) failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (vii) risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs from, among other events, pandemics and responsive actions; timing and recovery from demand declines in consumer-facing markets, including in China; adverse changes in worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions; and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or weather related events, that impact the operations of the Company, its customers and/or suppliers; (viii) ability to offset increases in cost of inputs, including raw materials, energy and logistics; (ix) risks associated with demand and market conditions in the semiconductor industry and associated end markets, including from continuing or expanding trade disputes or restrictions, including on exports to China of U.S.-regulated products and technology; (x) risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy including the actual conduct of the company’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; and (xi) other risks to DuPont's business and operations, including the risk of impairment; each as further discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 11 and in the Reconciliation to Non-GAAP Measures on the Investors section of the Company's website. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the Delrin® Divestiture, do not meet the criteria for discontinued operations and were reported within continuing operations in the respective prior years. A portion of these historical indirect costs include costs related to activities the Company is undertaking on behalf of Delrin® and for which it is reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted Earnings (formerly referred to as “Adjusted results”) is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion.

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2024 associated with intangibles to be about $600 million on a pre-tax basis, or approximately $1.10 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, adjusted free cash flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes adjusted free cash flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. Management notes that there were no exclusions for items that are unusual in nature and/or infrequent in occurrence for the three-month periods ended March 31, 2024 and March 31, 2023.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash. The Company updated its definition of Adjusted Free Cash Flow Conversion in the fourth quarter 2023 and all periods were recast to reflect the change. Refer to Reconciliation to Non-GAAP Measures under the Events & Presentation tab on the Investors section of the Company's website for the recast information.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

	Three Months Ended March 31,
In millions, except per share amounts (Unaudited)	2024	2023
Net sales	$2,931	$3,018
Cost of sales	1,918	1,983
Research and development expenses	125	127
Selling, general and administrative expenses	384	340
Amortization of intangibles	149	147
Restructuring and asset related charges - net	39	14
Acquisition, integration and separation costs	3	—
Equity in earnings of nonconsolidated affiliates	12	15
Sundry income (expense) - net	38	29
Interest expense	96	95
Income from continuing operations before income taxes	$267	$356
Provision for income taxes on continuing operations	84	83
Income from continuing operations, net of tax	$183	$273
Income (loss) from discontinued operations, net of tax	14	(8)
Net income	$172	$265
Net income attributable to noncontrolling interests	8	8
Net income available for DuPont common stockholders	$164	$257

Per common share data:
Earnings per common share from continuing operations - basic	$0.41	$0.58
Earnings (loss) per common share from discontinued operations - basic	0.03	(0.02)
Earnings per common share - basic	$0.45	$0.56
Earnings per common share from continuing operations - diluted	$0.41	$0.58
Earnings (loss) per common share from discontinued operations - diluted	0.03	(0.02)
Earnings per common share - diluted	$0.45	$0.56

Weighted-average common shares outstanding - basic	422.8	458.8
Weighted-average common shares outstanding - diluted	424.3	460.2

DuPont de Nemours, Inc.
Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$1,934	$2,392
Restricted cash and cash equivalents	413	411
Accounts and notes receivable - net	2,365	2,370
Inventories	2,175	2,147
Prepaid and other current assets	180	194
Total current assets	$7,067	$7,514
Property, plant and equipment - net of accumulated depreciation (March 31, 2024 - $4,949; December 31, 2023 - $4,841)	5,772	5,884
Other Assets
Goodwill	16,613	16,720
Other intangible assets	5,640	5,814
Investments and noncurrent receivables	1,086	1,071
Deferred income tax assets	288	312
Deferred charges and other assets	1,251	1,237
Total other assets	$24,878	$25,154
Total Assets	$37,717	$38,552
Liabilities and Equity
Current Liabilities
Accounts payable	1,624	1,675
Income taxes payable	153	154
Accrued and other current liabilities	1,255	1,269
Total current liabilities	$3,032	$3,098
Long-Term Debt	7,776	7,800
Other Noncurrent Liabilities
Deferred income tax liabilities	1,098	1,130
Pension and other post-employment benefits - noncurrent	549	565
Other noncurrent obligations	1,250	1,234
Total other noncurrent liabilities	$2,897	$2,929
Total Liabilities	$13,705	$13,827
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2024: 418,074,174 shares; 2023: 430,110,140 shares)	4	4
Additional paid-in capital	48,238	48,059
Accumulated deficit	(23,519)	(22,874)
Accumulated other comprehensive loss	(1,139)	(910)
Total DuPont stockholders' equity	$23,584	$24,279
Noncontrolling interests	428	446
Total equity	$24,012	$24,725
Total Liabilities and Equity	$37,717	$38,552

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

	Three Months Ended March 31,
In millions (Unaudited)	2024	2023
Operating Activities
Net income	$197	$265
Income (loss) from discontinued operations	14	(8)
Net income from continuing operations	$183	$273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	291	277
Credit for deferred income tax and other tax related items	(13)	(5)
Earnings of nonconsolidated affiliates in excess of dividends received	(7)	(10)
Net periodic benefit costs	2	10
Periodic benefit plan contributions	(19)	(21)
Net gain on sales of assets, businesses and investments	(2)	(6)
Restructuring and asset related charges - net	39	14
Other net loss	20	27
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(74)	59
Inventories	(42)	(117)
Accounts payable	84	(31)
Other assets and liabilities, net	31	(65)
Cash provided by operating activities - continuing operations	$493	$405
Investing Activities
Capital expenditures	(207)	(232)
Proceeds from sales of property and businesses, net of cash divested	5	—
Purchases of investments	—	(17)
Other investing activities, net	—	(1)
Cash used for investing activities - continuing operations	$(202)	$(250)
Financing Activities
Purchases of common stock and forward contracts	(500)	—
Proceeds from issuance of Company stock	5	12
Employee taxes paid for share-based payment arrangements	(17)	(26)
Distributions to noncontrolling interests	(20)	(34)
Dividends paid to stockholders	(159)	(165)
Cash used for financing activities - continuing operations	$(691)	$(213)
Cash Flows from Discontinued Operations
Cash used for operations - discontinued operations	(31)	(62)
Cash used for investing activities - discontinued operations	—	(9)
Cash used in discontinued operations	$(31)	$(71)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(25)	(7)
Decrease in cash, cash equivalents and restricted cash	$(456)	$(136)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	2,803	3,772
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	—	—
Cash, cash equivalents and restricted cash at beginning of period	$2,803	$3,772
Cash, cash equivalents and restricted cash from continuing operations, end of period	2,347	3,636
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash at end of period	$2,347	$3,636

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended
In millions (Unaudited)	Mar 31, 2024	Mar 31, 2023
Electronics & Industrial	$1,365	$1,296
Water & Protection	1,291	1,449
Corporate & Other [1]	275	273
Total	$2,931	$3,018
U.S. & Canada	$1,053	$1,023
EMEA [2]	544	582
Asia Pacific [3]	1,216	1,293
Latin America	118	120
Total	$2,931	$3,018

Net Sales Variance by Segment and Geographic Region	Three Months Ended March 31, 2024
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio & Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(1)%	(1)%	(2)%	(1)%	8%	5%
Water & Protection	—	(10)	(10)	(1)	—	(11)
Corporate & Other [1]	(2)	3	1	—	—	1
Total	(1)%	(5)%	(6)%	(1)%	4%	(3)%
U.S. & Canada	—%	(7)%	(7)%	—%	10%	3%
EMEA[2]	(1)	(7)	(8)	1	—	(7)
Asia Pacific[3]	(2)	(2)	(4)	(2)	—	(6)
Latin America	2	(10)	(8)	—	6	(2)
Total	(1)%	(5)%	(6)%	(1)%	4%	(3)%
1.Corporate & Other includes activities of the Retained Businesses.
2.Europe, Middle East and Africa.
3.Net sales attributed to China/Hong Kong, for the three months ended March 31, 2024 and 2023 were $515 million and $525 million, respectively.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2024	Mar 31, 2023
Electronics & Industrial	$374	$362
Water & Protection	295	344
Corporate & Other [1]	13	8
Total	$682	$714
1. In addition to corporate expenses, Corporate & Other includes activities of the Retained Businesses.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2024	Mar 31, 2023
Electronics & Industrial	$10	$5
Water & Protection	9	10
Corporate & Other [1]	(7)	—
Total equity earnings included in operating EBITDA (GAAP)	$12	$15
1. Corporate & Other includes the equity interest acquired in the Delrin® Divestiture transaction.

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended
In millions (Unaudited)	Mar 31, 2024	Mar 31, 2023
Income from continuing operations, net of tax (GAAP)	$183	$273
+ Provision for income taxes on continuing operations	84	83
Income from continuing operations before income taxes	$267	$356
+ Depreciation and amortization	291	277
- Interest income [1]	20	46
+ Interest expense	96	95
'- Non-operating pension/OPEB benefit credits (costs) [1]	7	(2)
'- Foreign exchange gains (losses), net [1]	4	(20)
+ Future reimbursable indirect costs	—	2
- Significant item charges	(59)	(8)
Operating EBITDA (non-GAAP)	$682	$714
1.Included in "Sundry income (expense) - net."

Reconciliation of "Cash provided by operating activities - continuing operations" to "Adjusted free cash flow" [1] and calculation of "Adjusted free cash flow conversion"	Three Months Ended
In millions (Unaudited)	Mar 31, 2024	Mar 31, 2023
Cash provided by operating activities - continuing operations (GAAP) [2]	$493	$405
Capital expenditures	(207)	(232)
Adjusted free cash flow (non-GAAP)	$286	$173
Adjusted earnings (non-GAAP)[3]	$334	$388
Adjusted free cash flow conversion (non-GAAP)	86%	45%
1.Adjusted free cash flow is calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on page 6 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the three month periods noted.
3.Refer to page 12 for the Non-GAAP reconciliation of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended March 31, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$267	$175	$0.41
Less: Significant items
Acquisition, integration and separation costs [4]	(3)	(2)	—	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(39)	(29)	(0.07)	Restructuring and asset related charges - net
Inventory write-offs [6]	(25)	(19)	(0.05)	Cost of sales
Income tax related item [7]	8	—	—	Sundry Income (expense) - net
Total significant items	$(59)	$(50)	$(0.12)
Less: Amortization of intangibles	(149)	(115)	(0.27)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	7	6	0.01	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$468	$334	$0.79

Significant Items Impacting Results for the Three Months Ended March 31, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$356	$265	$0.58
Less: Significant items
Restructuring and asset related charges - net [5]	(14)	(11)	(0.02)	Restructuring and asset related charges - net
Gain on divestiture [8]	6	5	0.01	Sundry income (expense) - net
Total significant items	$(8)	$(6)	$(0.01)
Less: Amortization of intangibles	(147)	(115)	(0.25)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	(2)	(1)	—	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(2)	(1)	—	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$515	$388	$0.84
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs related to the Spectrum Acquisition.
5.Includes restructuring actions and asset related charges.
6.Reflects raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the Water & Protection segment.
7.Reflects the impact of an international tax audit.
8.Reflects post-closing adjustments related to previously divested businesses.